As filed with the Securities and Exchange Commission on December 14, 2021

under the Securities Act of 1933, as amended

No. 333-261301

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Investcorp Europe Acquisition Corp I

(Exact name of registrant as specified in its charter)

Cayman Islands	6770	N/A
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Century Yard, Cricket Square

Elgin Avenue

PO Box 1111, George Town

Grand Cayman, Cayman Islands

Tel: +1 (345) 949-5122

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

C T Corporation System

1015 15th Street N.W., Suite 1000

Washington, D.C., 20005

+1 (202) 572-3133

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies:

William B. Nelson Emily Leitch Shearman & Sterling LLP 800 Capitol Street Houston, Texas 77002 Tel: (713) 354-4900	Gregg A. Noel, Esq. Skadden, Arps, Slate, Meagher & Flom LLP 525 University Avenue, Suite 1400 Palo Alto, California 94301 +1 (650) 470-4500	Pranav L. Trivedi, Esq. Skadden, Arps, Slate, Meagher & Flom (UK) LLP 40 Bank Street London E14 5DS +44 207 519 7026

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:  ☐

If this Form is filed to registered additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒

File No. 333-261301

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee
Units, each consisting of one Class A ordinary share, $0.0001 par value, and one-half of one redeemable warrant(2)	5,750,000 units	$10.00	$57,500,000	$5,330.25
Class A ordinary shares included as part of the units(2) (3)	5,750,000 shares	—	—	— (4)
Redeemable warrants included as part of the units(2) (3)	2,875,000 warrants	—	—	— (4)
Class A ordinary shares underlying redeemable warrants(2) (3)	2,875,000 shares	$11.50	33,062,500	$3,064.89
Total			$90,562,500	$8,395.14 (5)

(1)	Estimated solely for the purpose of calculating the registration fee.
(2)

Represents only the additional number of securities being registered and includes 750,000 units, consisting of 750,000 Class A ordinary shares and 375,000 warrants, which may be issued upon exercise of the 45-day option granted to the underwriters to cover over-allotments, if any. Does not include the securities that the Registrant previously registered on the Registration Statement on Form S-1 (File No. 333-261301).

(3)

Pursuant to Rule 416(a), there are also being registered an indeterminable number of additional securities as may be offered or issued to prevent dilution resulting from stock splits, stock dividends, or similar transactions.

(4)	No fee pursuant to Rule 457(g).
(5)

The Registrant previously registered securities having a proposed maximum aggregate offering price of $452,812,500 on its Registration Statement on Form S-1, as amended (File No. 333-261301), which was declared effective by the Securities and Exchange Commission on December 14, 2021. In accordance with Rule 462(b) under the Securities Act, an additional number of securities having a proposed maximum offering price of $90,562,500 is hereby registered, which includes securities issuable upon the exercise of the underwriters’ option to purchase additional units.

The Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This Registration Statement on Form S-1 is being filed with respect to the registration of (i) 5,750,000 additional units of Investcorp Europe Acquisition Corp I, a Cayman Islands exempted company (the “Registrant”), each consisting of one Class A ordinary share and one-half of one redeemable warrant, and (ii) 2,875,000 additional Class A ordinary shares underlying the warrants included in such units, in each case pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and General Instruction V to Form S-1. Each whole warrant entitles the holder thereof to purchase one Class A ordinary share at a price of $11.50 per share, subject to adjustment, and only whole warrants are exercisable. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. This Registration Statement relates to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-261301) (the “Prior Registration Statement”), initially filed by the Registrant on November 23, 2021 and declared effective by the Securities and Exchange Commission (the “Commission”) on December 14, 2021. The required opinions of counsel and related consents and accountant’s consent are attached hereto and filed herewith. Pursuant to Rule 462(b), the contents of the Prior Registration Statement, including the exhibits thereto, are incorporated by reference into this Registration Statement.

CERTIFICATION

The Registrant hereby certifies to the Commission that (1) it has instructed its bank to pay the filing fee set forth on the cover page of this Registration Statement by a wire transfer of such amount to the Commission’s account at U.S. Bank as soon as practicable (but no later than the close of business as of December 15, 2021), (2) it will not revoke such instructions, (3) it has sufficient funds in the relevant account to cover the amount of such filing fee and (4) it will confirm receipt of such instructions by its bank during regular business hours no later than December 15, 2021.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits. All exhibits filed with or incorporated by reference in the Prior Registration Statement on Form S-1 (SEC File No. 333-261301) are incorporated by reference into, and shall be deemed a part of, this Registration Statement, and the following additional exhibits are filed herewith, as part of this Registration Statement:

Exhibit No.	Description

5.1	Opinion of Shearman & Sterling LLP.

5.2	Opinion of Travers Thorp Alberga, Cayman Islands Counsel to the Registrant.

23.1	Consent of Marcum LLP.

23.2	Consent of Shearman & Sterling LLP (included on Exhibit 5.1).

23.3	Consent of Travers Thorp Alberga (included on Exhibit 5.2).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of London, United Kingdom, on the 14th day of December, 2021.

Investcorp Europe Acquisition Corp I

By:	/s/ Baroness Ruby McGregor-Smith
Name:	Baroness Ruby McGregor-Smith
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities on December 14, 2021.

Name	Position

/s/ Baroness Ruby McGregor-Smith	Chief Executive Officer
Baroness Ruby McGregor-Smith	(Principal Executive Officer)

*	Chief Financial Officer
Craig Sinfield-Hain	(Principal Financial Officer and Accounting Officer)

*	Chairman of the board of directors
Hazem Ben-Gacem

*	Vice-Chairman of the board of directors
Peter McKellar

*By:	/s/ Baroness Ruby McGregor-Smith
Baroness Ruby McGregor-Smith
Attorney-in-Fact

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this registration statement, solely in its capacity as the duly authorized representative of Investcorp Europe Acquisition Corp I in the City of San Diego, California, on the 14th day of December, 2021.

By:	/s/ Adah Almutairi
Name:	Adah Almutairi